Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



TO: Pacificap Entertainment Holdings, Inc.


      As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form SB-2, of our report, which includes an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern, dated April 16, 2004 relating to the consolidated financial statements of Pacificap Entertainment Holdings, Inc. and to the reference to our Firm under the caption "Experts" appearing in the Prospectus.


                                   /s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                                   ---------------------------------------------
                                   Russell Bedford Stefanou Mirchandani LLP





McLean, Virginia
July 16, 2004